Exhibit 99.2

 Second Quarter 2021 Investor Presentation

           FORWARD-LOOKING STATEMENTS  2  This document contains statements that may constitute “forward-looking statements” within the meaning of Federal securities laws including under “2021 Financial Outlook” in this presentation. Such forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors concerning the Company’s operations and business environment. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements and that could adversely affect the Company’s future financial performance include the following: the impact and uncertainty created by the ongoing COVID-19 pandemic, including, but not limited to, its effects on our employees, facilities, customers, and suppliers, the availability and cost of raw materials and other supplies, the availability of logistics and transportation, governmental regulations and restrictions and general economic conditions; the pace and nature of new product introductions by the Company and the Company’s customers; the Company’s ability to anticipate and respond to changing consumer preferences and changing technologies; the Company’s ability to successfully implement its growth strategies; the outcome of the Company’s various productivity-improvement and cost-reduction efforts, acquisition and divestiture activities, and operational improvement plan; the effectiveness of the Company’s past restructuring activities; changes in costs of raw materials, including energy; industry, regulatory, legal, and economic factors related to the Company’s domestic and international business; the effects of tariffs, trade barriers, and disputes; growth in markets for products in which the Company competes; industry and customer acceptance of price increases; actions by competitors; currency exchange rate fluctuations; and other factors included in “Risk Factors” in the Company's Annual Report on Form 10-K for the year ended December 31, 2020, and in other documents that the Company files with the SEC. The risks and uncertainties identified above are not the only risks the Company faces. Additional risks and uncertainties not presently known to the Company or that it currently believes to be immaterial also may adversely affect the Company. Should any known or unknown risks and uncertainties develop into actual events, these developments could have material adverse effects on our business, financial condition, and results of operations. This presentation contains time-sensitive information that reflects management’s best analysis only as of the date of this presentation. Except to the extent required by applicable laws, the Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied herein will not be realized.

 NON-GAAP FINANCIAL MEASURES  2  Within this document, the Company reports certain non-GAAP financial measures, including: (1) adjusted revenue, adjusted operating income, adjusted net earnings, adjusted EBITDA, and adjusted diluted earnings per share (which exclude divestiture & other related costs, operational improvement plan costs, and the results of the divested operations), (2) adjusted results by segment (which exclude divestiture & other related costs, operational improvement plan costs, and the results of the divested operations), (3) percentage changes in revenue, operating income, diluted earnings per share, and EBITDA on an adjusted local currency basis (which eliminate the effects that result from translating its international operations into U.S. dollars and exclude divestiture & other related costs, operational improvement plan costs, and the results of the divested operations), and (4) adjusted EBITDA (which excludes depreciation and amortization expense, non-cash share based compensation expense, the results of the divested product lines, the divestiture & other related costs, and operational improvement plan costs). The Company has included each of these non-GAAP measures in order to provide additional information regarding the underlying operating results and comparable period-over-period performance. Such information is supplemental to information presented in accordance with GAAP and is not intended to represent a presentation in accordance with GAAP. These non-GAAP measures should not be considered in isolation.Rather, they should be considered together with GAAP measures and the rest of the information included in this presentation and the Company’s SEC filings. Management internally reviews each of these non-GAAP measures to evaluate performance on a comparative period- to-period basis and to gain additional insight into underlying operating and performance trends, and the Company believes the information can be beneficial to investors for the same purposes. These non-GAAP measures may not be comparable to similarly titled measures used by other companies. Refer to “Non-GAAP Financial Measures” at the end of this presentation for reconciliations and additional information.

     Over 135 years of Industry Leadership  2  Established in 1882 as Meadow Springs DistilleryEvolved into Universal Foods as a diversified food and ingredients companyName changed to Sensient Technologies Corporation in 2000Today, we are a provider of advanced technologies, serving markets with strong growth profiles through delivery of customized solutions for food and beverages, pharmaceutical, personal care, and other applications

     Innovative Technologies Creating Unique Solutions  2  Applications expertise and solutions-based sellingHigh impact relative to costTechnically-driven products that are difficult to replace Strong consumer trendsOpportunities to grow organically and through M&A

     Focusing our portfolio and strengthening our commitment to the end markets  2  Investing in core focus areas of Flavors and Extracts, Natural Ingredients, Food and Pharmaceutical Colors, and Personal CareDivested non-core product lines (inks, fragrances, and yogurt fruit prep product lines)Expanded flavor portfolio and strengthened technical solutions capabilities through the acquisition of Flavor Solutions, Inc. on July 15, 2021

Global Revenue by Group





Color Group

2020 Revenue: $501M   2020 Adj. Revenue*: $487M

Core Areas of Focus: Food and Pharmaceutical Colors and Personal Care



Flavors & Extracts Group

2020 Revenue: $742M   2020 Adj. Revenue*: $642M

Core Areas of Focus: Flavors and Extracts, Natural Ingredients, and Other Flavor Ingredients



Asia Pacific Group

2020 Revenue: $121M   2020 Adj. Revenue*: $121M

Core Areas of Focus: Flavors and Colors for food and beverage

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2020 Global Revenues include intercompany sales which are eliminated on a consolidated basis.
**Adj. Revenue is a Non-GAAP metric, please see our GAAP to Non-GAAP Reconciliation at the end of this document.*

           8  Global market leaderNatural color innovatorUnmatched innovation & applications expertise      Color Group

Color Overview



2020 Revenue: $501M | **2020 Adj. Revenue*: $487M**

Food and Pharmaceutical

69% of Segment Revenue | **71% of Adj. Segment Revenue**

LC Revenue	Change
Q2 '21	+3.6%
YTD '21	+2.4%

- Market trend toward natural colors in food and beverage
- Unique value proposition for Pharmaceutical customers includes colors, flavors, coatings, and extracts

Personal Care

28% of Segment Revenue | **29% of Adj. Segment Revenue**

LC Revenue	Change
Q2 '21	+16.8%
YTD '21	+2.1%

- Demand for innovative products with multiple benefits
- Product line includes formulation aides and ingredients for color cosmetics, hair care, and skin care
- Recovery from negative COVID impacts underway

Inks

3% of Segment Revenue

- Completed divestiture in June 2020

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*Local-currency (LC) revenue and adjusted revenue are Non-GAAP metrics, please see our GAAP to Non-GAAP Reconciliation at the end of this document.

 10    Flavors & Extracts Group  Broad product offeringUnique ability to service global, regional, and local customersLeading technology platformsUnmatched applications expertise

Flavors & Extracts Overview



2020 Revenue: $742M | **2020 Adj. Revenue*: $642M**

Flavors, Extracts, and Flavor Ingredients

54% of Segment Revenue | **62% of Adj. Segment Revenue**

LC Revenue	Change
Q2 '21	+11.2%
YTD '21	+10.3%

- Opportunities for on trend products with extracts, taste modulation, and natural flavors

Natural Ingredients

33% of Segment Revenue | **38% of Adj. Segment Revenue**

LC Revenue	Change
Q2 '21	+5.3%
YTD '21	+6.6%

- Leading provider of dehydrated onion, garlic, and other products

Fragrances & Yogurt Fruit Prep

13% of Segment Revenue

- Yogurt Fruit Prep (2% of revenue) divested September 2020
- Fragrances (11% of revenue) divested April 2021

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**Local-currency (LC) revenue and adjusted revenue are Non-GAAP metrics, please see our GAAP to Non-GAAP Reconciliation at the end of this document.*

 12      Asia Pacific Group  2020 adjusted revenue of $121 million and adjusted operating income of $22 millionSensient’s sales of flavors and colors for Food and Pharmaceutical are managed on a geographic basis and reported as a separate segmentManufacturing capabilities in Australia, New Zealand, China, Japan, Philippines, Thailand, and India; R&D capabilities in Singapore, Thailand, and ChinaQ2 2021 local currency adjusted revenue and operating profit improved 11.3% and 21.6%, respectively  * Adjusted revenue, local currency adjusted revenue, adjusted operating income, and local currency adjusted operating income are Non-GAAP metrics. Please see our GAAP to Non-GAAP Reconciliation at the end of this document.

2021 Q2 Segment Results



Local Currency Adjusted Revenue*	Q2	YTD
Color	+7.1%	+2.3%
Flavors & Extracts	+9.1%	+9.0%
Asia Pacific	+11.3%	+7.8%

Local Currency Adjusted Operating Income*	Q2	YTD
Color	+5.2%	(5.0%)
Flavors & Extracts	+13.2%	+17.1%
Asia Pacific	+21.6%	+26.6%

Local Currency Adjusted* Commentary:

Color Group second quarter revenue increase was primarily driven by the start of the color cosmetic market recovery in Personal Care. Operating income was up in the quarter primarily due to volume.

Flavors & Extracts Group reported higher revenue in the quarter driven by growth in all product categories. Operating income was up as a result of the higher volumes and product mix.

Asia Pacific Group second quarter revenue increased double-digits with growth in almost all regions. Operating income improved in the quarter due to volume growth.

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*Local-currency (LC) adjusted revenue and adjusted operating income are Non-GAAP metrics. Please see our GAAP to Non-GAAP Reconciliation at the end of this document.

 14    2021 Q2 Consolidated Results    Q2  YTD  Local Currency Adjusted Revenue*  +9.1%  +6.4%  Local Currency Adjusted Operating Income*  +5.8%  +2.9%  Local Currency Adjusted Diluted EPS*  +8.6%  +5.6%  Local Currency Adjusted EBITDA*  +6.0%  +4.0%  Q2 consolidated local currency adjusted revenue was up due to continued strong growth in Flavors & Extracts, Colors and Asia Pacific groups. Savory and sweet flavors, natural colors, and personal care product lines had healthy growth within the quarter.Q2 consolidated local currency adjusted operating income was up due to the overall volume growth across our businesses; however, the operating income improvement was partially offset due to higher year-over-year Corporate expenses related to performance-based compensation.  * Local-currency (LC) adjusted revenue, adjusted operating income, adjusted diluted EPS, and adjusted EBITDA are Non-GAAP metrics. Please see our GAAP to Non-GAAP Reconciliation at the end of this document.

 15    Capital Allocation  Prioritize ROI capital projects  Maintain dividend payout ratio  Debt reduction to maintain targeted leverage  Maintain financial flexibility to pursue M&A  Excess capital returned to shareholders through opportunistic share repurchases                                          $50  $87  $77  $50  $54  $57  $62  $66  $81  $56  $51  $39  $52  $31  $25  $9  $87  $118  $-  $50  $100  $150  $200  $250  2016  2017  2018  2019  2020  DOLLARS IN MILLIONS        Share Repurchase    Acquisitions  Dividends    Debt Repayments  Capital Expenditures

2021 Financial Outlook



Metric	Guidance	Comments
Diluted EPS (GAAP)	Mid-to-high single digit growth	• Includes approximately 25 cents of divestiture & other related costs, operational improvement plan costs, and the results of the divested operations • At current rates FX provides a 10 cent benefit
Adjusted Diluted EPS in Local Currency*	Mid-single digit growth	• Excludes divestiture & other related costs and operational improvement plan costs • Excludes results of the divested operations
Adjusted Local Currency Revenue*	Mid-single digit growth	• Excludes revenue of the divested product lines
Adjusted Local Currency EBITDA*	Mid-single digit growth	• Excludes divestiture & other related costs and operational improvement plan costs • Excludes results of the divested operations

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*Local-currency adjusted revenue, adjusted diluted EPS, and adjusted EBITDA are Non-GAAP metrics. Please see our GAAP to Non-GAAP Reconciliation at the end of this document.

   Why Invest?    Strong competitive position‘Sticky’ business (& low portion of customer costs) Global presenceExposure to stable and growing markets Focused on improving returns and on growth  17

ESG Information

Click here to access our


SENSIENT
2020
Sustainability
Report

Environmental

Sensient is committed to the principles of sound environmental stewardship and the responsible and sustainable use of energy and natural resources.

- Long-term goals to **reduce** Energy, Water, and Hazardous **Waste intensity**
- Seed-to-shelf program focused on **sustainable supply chain**
- Emphasis on new products and technologies that **minimize waste and environmental impacts**
- **Chemical Risk Strategy** implemented to identify and reduce risk in our portfolio

Social

Sensient strives to conduct business in an ethical manner and to make a positive contribution to society through our product offerings and business activities.

- Sensient's Code of Conduct and Supplier Code of Conduct require **strong ethical behavior**, **fair employment practices, and strict human rights practices** and **product safety standards**
- Robust product, environmental, and raw material **safety programs** designed to **exceed industry standards**.
- Raw material **traceability and sustainability** programs
- **Support for our local communities** through volunteerism, financial donations, sponsorships, and employee education opportunities

Governance

Sensient is committed to maintaining the highest standards of professional conduct and strong corporate governance practices through our comprehensive corporate governance framework.

- Board comprised of a majority of **independent directors** with diverse and accomplished backgrounds
- Committed to **board diversity and refreshment,** we are a 2020 Women on Boards Winning Company for the seventh year in a row and we have added seven new directors since 2013. 40% of our Board is female.
- Robust Code of Conduct built on a foundation of **ethics, safety and quality, and professionalism** resulting in ethical and lawful conduct of our business

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   APPENDIX – NON-GAAP TABLES

Non-GAAP Financial Measures

	Three Months Ended June 30, 2021	Three Months Ended June 30, 2020	Six Months Ended June 30, 2021	Six Months Ended June 30, 2020
Revenue (GAAP)	$ 335,827	$ 323,090	$ 695,529	$ 673,767
Revenue of the divested product lines	(2,207)	(28,217)	(27,777)	(64,802)
Adjusted revenue	$ 333,620	$ 294,873	$ 667,752	$ 608,965
Operating income (GAAP)	$ 35,753	$ 42,125	$ 82,650	$ 76,686
Divestiture & other related costs – Cost of products sold	3	1,749	28	1,939
Divestiture & other related costs – Selling and administrative expenses	11,685	(3,276)	13,232	8,377
Operating loss (income) of the divested product lines	459	(331)	(2,468)	(1,716)
Operational improvement plan - Selling and administrative expenses	(3,494)	-	(2,493)	-
Adjusted operating income	$ 44,406	$ 40,267	$ 90,949	$ 85,286
Net earnings (GAAP)	$ 25,936	$ 30,620	$ 57,604	$ 51,393
Divestiture & other related costs, before tax	11,688	(1,527)	13,260	10,316
Tax impact of divestiture & other related costs	(1,689)	509	(896)	(425)
Net loss (earnings) of the divested product lines, before tax	459	(331)	(2,468)	(1,716)
Tax impact of the divested product lines	(115)	203	608	500
Operational improvement plan income, before tax	(3,494)	-	(2,493)	-
Tax impact of operational improvement plan	455	-	159	-
Adjusted net earnings	$ 33,240	$ 29,474	$ 65,774	$ 60,068
Diluted earnings per share (GAAP)	$ 0.61	$ 0.72	$ 1.36	$ 1.21
Divestiture & other related costs, net of tax	0.24	(0.02)	0.29	0.23
Results of operations of the divested product lines, net of tax	0.01	-	(0.04)	(0.03)
Operational improvement plan income, net of tax	(0.07)	-	(0.06)	-
Adjusted diluted earnings per share	$ 0.79	$ 0.70	$ 1.55	$ 1.42

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Note: EPS Calculations may not foot due to rounding differences

Non-GAAP Financial Measures (Cont'd)

	Three Months Ended June 30, 2021				Six Months Ended June 30, 2021			
Revenue	Total	Foreign Exchange Rates	Adjustments*	Adjusted Local Currency	Total	Foreign Exchange Rates	Adjustments*	Adjusted Local Currency
Flavors & Extracts	(2.3%)	3.7%	(15.1%)	9.1%	2.8%	3.1%	(9.3%)	9.0%
Color	9.8%	5.3%	(2.6%)	7.1%	1.6%	3.8%	(4.5%)	2.3%
Asia Pacific	15.9%	5.5%	(0.9%)	11.3%	13.4%	5.7%	(0.1%)	7.8%
Total Revenue	**3.9%**	**4.4%**	**(9.6%)**	**9.1%**	**3.2%**	**3.5%**	**(6.7%)**	**6.4%**
Operating Income								
Flavors & Extracts	7.8%	3.1%	(8.5%)	13.2%	18.2%	2.6%	(1.5%)	17.1%
Color	15.1%	5.4%	4.5%	5.2%	0.5%	4.1%	1.4%	(5.0%)
Asia Pacific	19.5%	(0.6%)	(1.5%)	21.6%	26.6%	0.3%	(0.3%)	26.6%
Corporate & Other	160.9%	0.1%	131.4%	29.4%	17.0%	0.1%	(7.1%)	24.0%
Total Operating Income	**(15.1%)**	**4.5%**	**(25.4%)**	**5.8%**	**7.8%**	**4.3%**	**0.6%**	**2.9%**
Diluted Earnings Per Share	**(15.3%)**	**5.5%**	**(29.4%)**	**8.6%**	**12.4%**	**5.0%**	**1.8%**	**5.6%**
Adjusted EBITDA	**10.4%**	**4.4%**	**N/A**	**6.0%**	**7.5%**	**3.5%**	**N/A**	**4.0%**

** For Revenue, adjustments consist of revenues of the divested product lines. For Operating Income, Diluted Earnings per Share, and Adjusted EBITDA, adjustments consist of the results of the divested product lines, divestiture & other related costs, and 2021 operational improvement plan costs and income.*

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 Non-GAAP Financial Measures (Cont’d)  22    2021  2020  % Change    2021  2020  % Change  Operating income (GAAP)  $ 35,753  $ 42,125  (15.1%)    $ 82,650  $ 76,686  7.8%  Depreciation and amortization  13,018  12,118      25,817  24,522    Depreciation and amortization, divested product lines  (48)  (16)      (97)  (96)    Share-based compensation expense  2,075  1,485      4,188  2,662    Divestiture & other related costs, before tax  11,688  (1,527)      13,260  10,316    Results of operations of the divested product lines, before tax  459  (331)      (2,468)  (1,716)    Operational improvement plan costs (income), before tax   (3,494)   -         (2,493)   -      Adjusted EBITDA   $ 59,451 $ 53,854 10.4%    $ 120,857 $ 112,374 7.5%   Three Months Ended June 30,  Six Months Ended June 30,

 Non-GAAP Financial Measures (Cont’d)  23  Note: *Fragrances was divested in April 2021, Inks was divested in June 2020, and Yogurt Fruit Prep was divested in September 2020.  Revenue  Total    Foreign Exchange Rates    Local Currency    Total    Foreign Exchange Rates    Local Currency  Flavors, Extracts and Flavor Ingredients  15.8%    4.6%    11.2%    14.0%    3.7%    10.3%  Natural Ingredients  5.4%    0.1%    5.3%    6.7%    0.1%    6.6%  Fragrances*  (100.0%)    10.2%    (110.2%)    (47.6%)    8.9%    (56.5%)  Yogurt Fruit Prep*  (61.4%)    0.0%    (61.4%)    (59.6%)    0.0%    (59.6%)  Flavors & Extracts Group  (2.3%)    3.7%    (6.0%)    2.8%    3.1%    (0.3%)  Food and Pharmaceutical  8.7%    5.1%    3.6%    6.1%    3.7%    2.4%  Personal Care  22.6%    5.8%    16.8%    6.1%    4.0%    2.1%  Inks*  (76.6%)    3.8%    (80.4%)    (90.2%)    2.0%    (92.2%)  Color Group  9.8%    5.3%    4.5%    1.6%    3.8%    (2.2%)  Asia PacificTotal revenue including the product lines divested  15.9%3.9%    5.5%4.4%    10.4%(0.5%)    13.4%3.2%    5.7%3.5%    7.7%(0.3%)  Three Months Ended June 30, 2021  Six Months Ended June 30, 2021

Q2 Divested Operations

Results by Segment

Revenue	**Three Months Ended June 30, 2021**	**Adjustments***	**Adjusted 2021**	**2020**	**Adjustments***	**Adjusted 2020**
Flavors & Extracts	$ 179,401	$ (1,415)	$ 177,986	$ 183,611	$ (24,742)	$ 158,869
Color	133,207	(792)	132,415	121,296	(3,501)	117,795
Asia Pacific	32,317	-	32,317	27,873	(213)	27,660
Intersegment elimination	(9,098)	-	(9,098)	(9,690)	239	(9,451)
Consolidated	$ 335,827	$ (2,207)	$ 333,620	$ 323,090	$ (28,217)	$ 294,873
Operating Income						
Flavors & Extracts	$ 24,536	$ (45)	$ 24,491	$ 22,752	$ (1,619)	$ 21,133
Color	25,615	504	26,119	22,263	1,347	23,610
Asia Pacific	5,793	-	5,793	4,849	(59)	4,790
Corporate & Other	(20,191)	8,194	(11,997)	(7,739)	(1,527)	(9,266)
Consolidated	$ 35,753	$ 8,653	$ 44,406	$ 42,125	$ (1,858)	$ 40,267

** For Revenue, adjustments consist of revenues of the divested product lines. For Operating Income, adjustments consist of the results of the divested product lines, divestiture & other related costs, and 2021 operational improvement plan costs and income.*

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Q2 YTD Divested Operations

Results by Segment	Six Months Ended June 30,					
Revenue	2021	Adjustments*	Adjusted 2021	2020	Adjustments*	Adjusted 2020
Flavors & Extracts	$ 380,312	$ (26,304)	$ 354,008	$ 370,109	$ (52,187)	$ 317,922
Color	268,927	(1,328)	267,599	264,791	(12,573)	252,218
Asia Pacific	66,157	(295)	65,862	58,322	(334)	57,988
Intersegment elimination	(19,867)	150	(19,717)	(19,455)	292	(19,163)
Consolidated	$ 695,529	$ (27,777)	$ 667,752	$ 673,767	$ (64,802)	$ 608,965
Operating Income						
Flavors & Extracts	$ 51,554	$ (2,925)	$ 48,629	$ 43,623	$ (2,837)	$ 40,786
Color	52,209	544	52,753	51,927	1,214	53,141
Asia Pacific	12,545	(87)	12,458	9,908	(93)	9,815
Corporate & Other	(33,658)	10,767	(22,891)	(28,772)	10,316	(18,456)
Consolidated	$ 82,650	$ 8,299	$ 90,949	$ 76,686	$ 8,600	$ 85,286

** For Revenue, adjustments consist of revenues of the divested product lines. For Operating Income, adjustments consist of the results of the divested product lines, divestiture & other related costs, and 2021 operational improvement plan costs and income.*

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